Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-) on Form S-8 of Molecular Partners AG of our report dated March 8, 2023, with respect to the consolidated financial statements of Molecular Partners AG.

/s/ KPMG AG
Zurich, Switzerland
June 28, 2023